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                                                                   Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, to be filed on or around April 1, 1996, relating to the registration of approximately 750,000 shares of WorldCom, Inc. common stock for the LDDS WorldCom 401(k) Plan, of our report dated March 6, 1996, included in WorldCom, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm in this registration statement.


                                          /S/ ARTHUR ANDERSEN LLP

Jackson, Mississippi,
April 1, 1996